UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

August 31, 2011

Date of Report (Date of earliest event reported)

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 31, 2011, Agenus Inc. (the “Company”) received a letter, as expected, from the NASDAQ Listing Qualifications Staff (the “Staff”) indicating that the Company had not timely regained compliance with the minimum $1.00 bid price requirement for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(a)(2) (the “Rule”), by August 30, 2011. The Staff further indicated that, based upon the Company’s non-compliance with the Rule, the Company’s common stock was subject to delisting unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). The Company has timely requested a hearing before the Panel, which will stay any action by the Staff pending the issuance of the Panel’s decision following the hearing.

The Company has, at its option, the ability to effectuate a reverse stock split of its common stock in an effort to regain compliance with the Rule, and is considering such a measure. Under the NASDAQ Listing Rules, the Panel has the discretion to grant the Company up to an additional 180 calendar days from the date of the Staff’s recent determination, or February 27, 2012, to regain compliance with the Rule. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: September 7, 2011	By:	/s/ Garo H. Armen
Garo H. Armen
Chief Executive Officer